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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-18640, 33-21488, 33-24224, 33-24654, 33-33220, 33-45228, 33-47105, 33-53306, 33-57104,
33-58634, 33-49965, 33-67742 and 33-68724) and in the Registration
Statements on Form S-8 (Nos. 33-01776, 33-13457, 33-14997, 33-19852, 33-26523,
33-40675, 33-40272, 33-45017, 33-45018, 33-49909, 33-49911, 33-49913, 33-54547,
33-54549, 33-59543 and 33-62453) of Chemical Banking Corporation of our report dated January 16, 1996 appearing on page 42 of this Form 10-K.

                                       PRICE WATERHOUSE LLP

                                       New York, New York
                                       March 20, 1996




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